Exhibit 99.(t)

Power of Attorney

I, Virginia G. Breen, the undersigned Trustee of A&Q Multi-Strategy Fund (the "Fund"), hereby authorize each of Nicole Tortarolo, Matthew Richards and Keith A. Weller as attorneys-in-fact to sign on my behalf in the capacity indicated in the Registration Statement or amendments thereto (including pre-effective and post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By:	/s/ Virginia G. Breen
	Name:	Virginia G. Breen
	Title:	Trustee

Dated as of July 19, 2024

Power of Attorney

I, Heather R. Higgins, the undersigned Trustee of A&Q Multi-Strategy Fund (the "Fund"), hereby authorize each of Nicole Tortarolo, Matthew Richards and Keith A. Weller as attorneys-in-fact to sign on my behalf in the capacity indicated in the Registration Statement or amendments thereto (including pre-effective and post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By:	/s/ Heather R. Higgins
	Name:	Heather R. Higgins
	Title:	Trustee

Dated as of July 19, 2024

Power of Attorney

I, Stephen H. Penman, the undersigned Trustee of A&Q Multi-Strategy Fund (the "Fund"), hereby authorize each of Nicole Tortarolo, Matthew Richards and Keith A. Weller as attorneys-in-fact to sign on my behalf in the capacity indicated in the Registration Statement or amendments thereto (including pre-effective and post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By:	/s/ Stephen H. Penman
	Name:	Stephen H. Penman
	Title:	Trustee

Dated as of July 19, 2024